Michael F. Cronin, CPA
                              687 Lee Road, Ste 210
                               Rochester, NY 14606
                                  407-448-2407
                             email mikeccpa@aol.com




                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Document Security Systems, Inc.                           August 6, 2004

         We consent to incorporation by reference in the Registration Statement on Form S-3 as amended of Document Security Systems, Inc. of our report dated February 21, 2003 and September 15, 2003, relating to the consolidated balance sheet of Document Security Systems, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, which report appears in the Annual Report on Form 10-KSB, as amended, of Document Security Systems, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.



                                                   Michael F. Cronin CPA








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